Exhibit 10.10

CHANGE ORDER

PROJECT NAME: Sabine Pass LNG Receiving, Storage and Regasification Terminal	CHANGE ORDER NUMBER: SP/BE-0030

OWNER: Sabine Pass LNG, L.P.	DATE OF CHANGE ORDER: May 16,2006

CONTRACTOR: Bechtel Corporation	SCHEDULE IMPACTS RELATED TO HURRICANES KATRINA, RITA AND WILMA

DATE OF AGREEMENT: December 18, 2004

The Agreement between the Parties listed above is changed as follows:

With reference to Article 5.3 .A. and Attachment E of the Agreement, Owner and Contractor agree that the Guaranteed Substantial Completion Date is changed to December 20,2008, and is a final resolution of all issues, Time Extension, and other claims as to the effects of Hurricanes Katrina, Rita and Wilma on the Guaranteed Substantial Completion Date. Owner and Contractor agree to mutually cooperate to execute additional change order(s) concerning additional activities and expenditures required to accelerate the Work to meet the Target Bonus Date.

The Parties acknowledge that the Time Extension of the Guaranteed Substantial Completion Date as granted herein is a commercial concession by the Owner, and was not derived by application of Article 6.8A.1 of the Agreement. The Parties further acknowledge this Change Order does not set a precedent nor amend the Agreement, and any future claims for a Force Majeure event Time Extension will utilize the methodology prescribed in Article 6.8A.1. Accordingly, the Parties further acknowledge that any subsequent Time Extension for a Force Majeure event, assessed in accordance with Article 6.8.A.I, will not necessarily result in a Time Extension of the Guaranteed Substantial Completion Date beyond this revised date of December 20,2008.

Adjustment to Contract Price:

The original Contract Price was	$646,936,000
Net change by previously authorized Change Orders	$65,806,941
The Contract Price prior to this Change Order was	8712,742,941
The Contract Price will be increased by this Change Order in the amount of	$0.00
The new Contract Price including this Change Order will be	$712,742,941

Adjustment to dates in Project Schedule

The following dates are modified:

The Target Bonus Date will be unchanged.

The Target Bonus Date as of the date of this Change Order therefore is 1,095 Days following the NTP.

The Guaranteed Substantial Completion Date will be Dec 20, 2008.

The Guaranteed Substantial Completion Date as of the date of this Change Order therefore is therefore 1,355 Days following NTP.

Adjustment to other Changed Criteria: Not Applicable

Adjustment to Payment Schedule: No Change Adjustment to

Minimum Acceptance Criteria: No Change

C-1

Adjustment to Performance Guarantees: No Change

Adjustment to Design Basis: No Change

Other adjustments to liability or obligation of Contractor or Owner under the Agreement: No Change

This Change Order shall constitute a full and final settlement and accord and satisfaction of all effects of the change as described in this Change Order upon the Changed Criteria and shall be deemed to compensate Contractor fully for such change.

Upon execution of this Change Order by Owner and Contractor, the above-referenced change shall become a valid and binding part of the original Agreement without exception or qualification, unless noted in this Change Order. Except as modified by this and any previously issued Change Orders, all other terms and conditions of the Agreement shall remain in full force and effect. This Change Order is executed by each of the Parties’ duly authorized representatives.

/s/ Charif Souki * Charif Souki Chairman	/s/ C. Asok Kumar Contractor

May 26, 2006 Date of Signing	C. Asok Kumar Name

/s/ Stan Horton * Stan Horton President & COO Cheniere Energy	Project Director Title

May 30, 2006 Date of Signing	June 1, 2006 Date of Signing

/s/ Keith Meyer * Keith Meyer President Cheniere LNG

May 26, 2006 Date of Signing

/s/ Ed Lehotsky * Ed Lehotsky Owner Representative

May 17, 2006 Date of Signing

*	Required Owner signature – Mr. Horton may sign on behalf of Mr. Souki during Mr. Souki’s absence.

CHANGE ORDER

PROJECT NAME: Sabine Pass LNG Receiving, Storage and Regasification Terminal	CHANGE ORDER NUMBER: SP/BE-0032

OWNER: Sabine Pass LNG, L.P.	DATE OF CHANGE ORDER: May 16, 2006

CONTRACTOR: Bechtel Corporation	COST AND SCHEDULE IMPACTS RELATED TO
HURRICANES KATRINA, RITA AND WILMA

DATE OF AGREEMENT: December 18, 2004

The Agreement between the Parties listed above is changed as follows:

Contractor and Owner agree to implement and incorporate the following changes to the Agreement for all of the impacts caused by hurricanes Katrina, Rita and Wilma (the “Hurricanes”) and to accelerate the Work to achieve the Ready for Cool Down dates, the Target Bonus Date and the Forecasted Substantial Completion date stated herein.

Adjustment to Contract Price:

The original Contract Price was	$646,936,000
Net change by previously authorized Change Orders	$65,806,941
The Contract Price prior to this Change Order was	$712,742,941
The Contract Price will be increased by this Change Order in the amount of	$15,924,000	(1)(2)
The new Contract Price including this Change Order will be	$728,666,941

The Contract Price adjustment of $ 15,924,000 set forth in this Change Order is hereinafter referred to as the “Contract Price Adjustment.” The breakdown of the Contract Price Adjustment is attached hereto as Attachment A. The Contract Price Adjustment remains subject to modification only in accordance with items (1) and (2) below, which will be documented under separate Change Orders:

(1)	Part of the Contract Price Adjustment is based on wage, benefit and incentive increases necessary for Contractor to attract qualified craft and supervision required to accelerate the Work to achieve the Ready for Cool Down dates, the Target Bonus Date and Forecasted Substantial Completion date stated herein. The Parties agreement with respect to these wage, benefit and incentive increases is listed in paragraphs 3.1 through 3.7 of Attachment A (hereinafter referred to as the “Revised Compensation”). If the Contractor does not pay out the full Revised Compensation package, the Contract Price Adjustment will be lowered in the amount of the difference in the amount paid and the amount listed in paragraphs 3.1 through 3.7, and the adjustment will be reflected in a subsequent Change Order. On the other hand, if the Revised Compensation package is not sufficient to attract qualified craft and supervision personnel to accelerate the Work to achieve the Ready for Cool Down dates, the Target Bonus date and the Forecasted Substantial Completion date stated herein, the Parties will revise the Revised Compensation Package as necessary through a separate Change Order.
(2)	The Contract Price Adjustment excludes the settlement between Owner and Contractor for the recovery of costs that are incurred by Subcontractors and Sub-subcontractors from the Hurricanes and the acceleration of the Work required herein. Such settlements shall be jointly negotiated and settled by Contractor and Owner. The negotiated settlements with Subcontractors and Sub-subcontractors will be set forth in subsequent Change Orders between Owner and Contractor. There will be no Contractor markup on any such negotiated settlements.

(3)	Section 11.9 of the Agreement is replaced with the following language, and all references in the Agreement to Section 11.9 shall be understood to refer to the following:

11.9 Schedule Bonus. In the event Contractor achieves Target Completion on or before the Target Bonus Date, Contractor shall earn a schedule bonus in the amount of Twelve Million U.S. Dollars (U.S.$12,000,000) (the “Schedule Bonus”). If Target Completion is not achieved on or before the Target Bonus Date, the amount of such Schedule Bonus payable to Contractor shall be decreased by an amount of One Hundred Twenty-five Thousand U.S. Dollars (U.S.$125,000) for each Day which passes after the Target Bonus Date for the first fifteen (15) Days until Target Completion occurs, and then by an amount of Three Hundred Thousand U.S. Dollars (U.S.$300,000) for each Day which passes after the Target Bonus Date for the next ten (10) Days until Target Completion occurs, and then by an amount of Four Hundred Seventy-five Thousand U.S. Dollars (U.S.$475,000) for each Day which passes after the Target Bonus Date for the last fifteen (15) Days until Target Completion occurs, and then down to a Schedule Bonus amount of zero (U.S.$0). If Contractor earns the Schedule Bonus or any portion thereof, Contractor shall invoice Owner for the applicable amount of such Schedule Bonus in the next Invoice cycle under this Agreement, and Owner shall pay Contractor the applicable amount of such Schedule Bonus within the time required under this Agreement for making payments of amounts invoiced by Contractor. The failure of Contractor to achieve Target Completion by the Target Bonus Date shall not create a separate liability for Contractor under this Agreement.

Adjustment to dates in Project Schedule:

•	Contractor shall develop a new Level HI Schedule to accelerate the Work to meet the following dates, and when reviewed by Owner, shall implement such Level III Schedule:

•	Tank 1 - Ready For Cool Down - February 18,2008

•	Tank 2- Ready For Cool Down - March 23,2008

•	Tank 3- Ready For Cool Down - July 1, 2008

•	Target Bonus Date- April 3, 2008

•	forecasted Substantial Completion- November 8,2008 (“Forecasted Substantial Completion”)

Qualification: The Parties acknowledge that the achievement of the dates specified above for Ready for Cool Down for Tanks 1,2 and 3, the Target Bonus Date and the Forecasted Substantial Completion date is predicated upon the settlement between Owner and Contractor with respect to item (2) above.

•	The following dates are modified:

The Target Bonus Date will be unchanged.

The Target Bonus Date as of the date of this Change Order therefore is 1,095 Days following the NTPorApril3,2008.

The Guaranteed Substantial Completion Date will be unchanged.

The Guaranteed Substantial Completion Date as of the date of this Change Order is therefore 1,355 Days following NTP or December 20, 2008. The revised Guaranteed Substantial Completion Date of December 20, 2008 is a final resolution of all issues and claims arising out of this Change Order and the Hurricanes and is not predicated on any settlement of any Subcontractor or Sub-subcontractor claims under item (2) above or any other issues.

Adjustment to Payment Schedule, etc.:

All payments related to this Change Order shall be separately invoiced, paid and reconciled as follows:

•	Owner agrees to pay Contractor the Contract Price Adjustment in three (3) equal payments that will be due and payable on May 30,2006, September 30,2006 and February 28,2007.

Adjustment to other Changed Criteria:

Adjustment to Minimum Acceptance Criteria: No Change

Adjustment to Performance Guarantees: No Change

Adjustment to Design Basis: No Change

Other adjustments to liability or obligation of Contractor or Owner under the Agreement:

Other Requirements and Information:

With respect to item (1) above for the Revised Compensation, on a quarterly basis Contractor’s payment records related to the wages, benefits and incentives paid out with respect to paragraphs 3.1 to 3.7 of Attachment A will be available for Owner’s review on Site. Such records shall be in the form of Contractor’s standard records, as may be reasonably required by Owner to validate Contractor’s payments of such wages, benefits and incentives in accordance with Attachment A. The amounts paid with respect to item (1) shall be reconciled on a quarterly basis and once agreed in writing shall not be subject to further review.

In addition, Contractor and Owner’s senior executives will meet once a quarter to review progress of the Work compared to the revised Level III Schedule, current issues, mitigation efforts and proactive actions to be taken. In addition, they will discuss whether any additional requirements outside of this Change Order or the Agreement should be implemented, which may or may not cause the Contract Price and/or Project Schedule to be adjusted, and if such additional requirements are implemented, they will be implemented through a Change Order.

Contractor agrees to use its best efforts to obtain information and documentation from affected Subcontractors in connection with the cost and schedule impacts from the Hurricanes in a timely manner and provide same to Owner.

The Parties’ agreement hereunder with respect to the events covered by this Change Order shall not prejudice or waive any rights the Parties’ may have under the Agreement with respect to any future events of Force Majeure (including hurricanes and named tropical storms), if any.

Subject to the adjustments (if any) with respect to items (1) and (2) under the heading “Adjustment to Contract Price” and the Qualification under the heading “Adjustments to dates in Project Schedule,” this Change Order shall constitute a full and final settlement and accord and satisfaction of all of the effects of the change as described in this Change Order upon the Changed Criteria and shall be deemed to compensate Contractor for such change.

Upon execution of this Change Order by Owner and Contractor, the above-referenced change shall become a valid and binding part of the original Agreement without exception or qualification, unless noted in this Change Order. Except as modified by this and any previously issued Change Orders, all other terms and conditions of the Agreement shall remain in full force and effect. This Change Order is executed by each of the Parties’ duly authorized representatives.

/s/ Stacy C. Horton	/s/ C. Asok Kumar
Charif Souki, Chairman	Contractor

July 6, 2006	C. Asok Kumar
Date of Signing	Name

/s/ Stan Horton	Project Director
*Stan Horton, President & COO Cheniere Energy	Title

July 6, 2006	July 26, 2006
Date of Signing	Date of Signing

/s/ Keith Meyer
*Keith Meyer, President Cheniere LNG

July 5, 2006
Date of Signing

/s/ Ed Lehotsky
*Ed Lehotsky, Owner Representative

May 17, 2006
Date of Signing

*	Required Owner Signature - Mr. Horton may sign on behalf of Mr. Souki during Mr. Souki’s absence.

Attachment A Cost and

Acceleration Impacts from Hurricanes

	Description	Cost in 1000’s
	Cost Impacts from Hurricanes and Acceleration Costs	Bechtel Cost
1	Cost Impacts	$753.2
2	Acceleration Costs (includes FNM OX, Additional Equip/Consumables, Productivity Impacts)	$2,584.6

	Subtotal Cost Impacts and Acceleration Costs	$3,337.8

	Forecast Increase in Wage, Benefit and Incentive Increases (Subject to Quarterly Review as Provided in Change Order)
3	Wage, Benefit and Incentive Increases
3.1	Add $1.30/hr to Craft Labor Base Pay (Includes Direct, Indirect and Start-up ($18.00/hr to $19.30/hr for Journeyman)	$1,873.6
3.2	Add $0.50/hr to Craft Labor for Incentives (Completion Bonus $ 1.00 to $1.50)	$720.6
3.3	Adjust all crafts to 4x10 & 1x8 Schedule (Adds Premium Pay on 6.4% of total hours)	$1,373.2
3.4	Adjustment to Taxes and Insurance (P/R Adds)	$736.6
3.5	Increase Amount of Qualified Workers on $35/Day Per Diem from 40% to 100%	$3,152.7
3.6	Increase Per Diem by $ 15/Day for Qualified Workers ($35/Day to $50/Day, based on Days worked)	$2,251.9
3.7	Allowance for 7 Day week Per Diem ($50/Day, for all craft, 2 Days per week)	$2,478.0

	Subtotal Increase in Wage, Benefit and Incentive Increases	$12,586.6

	TOTAL	$15,924.4

SCHEDULE D-l

CHANGE ORDER FORM

PROJECT NAME: Sabine Pass LNG Receiving, Storage and Regasification Terminal	CHANGE ORDER NUMBER: SP/BE-0033

OWNER: Sabine Pass LNG, L.P.	DATE OF CHANGE ORDER: May 31, 2006

CONTRACTOR: Bechtel Corporation	Bundle of Miscellaneous Changes # 3

DATE OF AGREEMENT: December 18, 2004

The Agreement between the Parties listed above is changed as follows:

A)	Submerged Combustion Vaporizers (SCV) Control System Changes (Ref C/O SP-BE-013) The Owner requested a scope change to replace the SCV Programmable Logic Controller (PLC) controls with Distributive Control System (DCS) controls. The increase in price of $1,271,602.00 includes the engineering, procurement and construction for the change, as follows:

1.	Sixteen (16) PLC’s and their associated HMI are deleted from the SCV equipment supplier’s scope of supply. The SCV supplier will supply logic drawings and descriptions which define the PLC logic that will now be implemented by the DCS.

2.	Additional DCS hardware costs are based on 1) ninety eight (98) Input/Output (I/O) points per each SCV, 2) sixteen (16) remote DCS I/O cabinets (one cabinet for each SCV) and 3) four processors (four SCVs per each processor).

A portable wireless laptop operator station is provided for local indication of DCS data during startup and maintenance activities.

The I/O hardware will not include mandated 20% spare capacity.

3.	Supply and installation of the required cable tray and fiber optic cable for communications from the sixteen (16) SCV I/O cabinets to the four (4) DCS processors located in the Main Control Equipment Room.

4.	Engineering hours for DCS configuration and programming, DCS graphics, DCS FAT, wiring termination drawings, and instrument index input are included.

5.	As directed by Owner, engineering hours for loop diagrams are excluded from the price. The requirement for production of instrument loop diagrams for all the loops wired to the SCV remote I/O cabinets have been deleted from Contractor’s scope of engineering as directed by Owner’s request.

B)	Boil Off Gas (BOG) Compressor Knock-out Drum Piping Revisions (Ref C/O SP-BE-020) The Owner requested Contractor to change the piping and instrumentation scope as indicated on P&ID M6-24-00720 Rev.OOD and Ltr. No. SP-BE-C-125, dated 11/4/05. The increase in price of $68,710.00 includes the engineering, procurement and construction for the requested piping and instrument changes.

C)	LNG Tank Basin and Sump Change

The Owner requested Contractor to proceed with increasing the LNG Tank Basin in size to 100’ x 100’ x 1.8’ (deep) basin (129,000 gallon capacity), in each for each of the three LNG Tank areas. The basin bottom is to be bare earth with stone surface and sloped along the perimeter of the basin area. The pump pit is to be located anywhere within the basin and sized (reduced) to accommodate the sump pump only. The increase in price of $50,200.00 includes the engineering, procurement and construction for the requested change.

D)	Additional Owner Construction Trailer

The Owner has requested Bechtel to spot, setup and maintain a 12 x 60 mobile office trailer for the Owner Operations Group from June 2006 to June 2007.

SCHEDULE D-l

CHANGE ORDER FORM

PROJECT NAME: Sabine Pass LNG Receiving, Storage and Regasification Terminal	CHANGE ORDER NUMBER: SP/BE-0033

OWNER: Sabine Pass LNG, L.P.	DATE OF CHANGE ORDER: May 30, 2006

CONTRACTOR: Bechtel Corporation	Bundle of Miscellaneous Changes # 3

DATE OF AGREEMENT: December 18, 2004

The increase in price of $34,348.00 includes the following additional Work by Contractor:

•	Locate and position the trailer supplied by Owner

»	Hook up and supply power to the trailer for 12 months (June 2006-2007)

•	Furnish and install holding tanks, pump and water storage tank for bathroom

s	Fill the water tanks (non-potable) and pump septic tanks for 12 months

®	Supply five sets of used office furniture

•	Trailer cleaning (2 hrs/wk for 12 months)

®	Building occupancy permit added onto existing temporary building permit

E)	Tank Subcontract Material Adjustment

As set forth in Article 7.1.E and Attachment EE, Rev. 1, Section 3, of the Agreement, the Contract Price is subject to an upward adjustment to reflect the LNG tank material escalation costs incurred, invoiced and paid from December 18, 2004 through March 31, 2006 (Invoice 25027-605010, item 6c attached). Accordingly, an adjustment in the amount of $3,044,983.00 shall be added to the Contract Price by this Change Order.

Reference the following attached documents:

1)	Payment Milestones-Bundle Change Order Number Three (3)

2)	Trend Summary Bundle Change Order Number 3

3)	Trends T-0020c (PLC to DCS),T-0086b (BOG Compressor K.O. Drum revisions),T-0121(LNG Tank Sump Changes), T5005 (Operations Trailer) and ME-0306 (Material Escalation for LNG Tanks).

4)	PLC to DCS Documents- Ltr. SP-BE-C-084 dated 7/15/05

Unilateral C/O SP-BE- 013 Drwg’s. 5512-DWG-
V-IC-02 Rev 2 (6 shts) Drwg’s. 5512-DWG-V-
IC-09 Rev 0 (2 shts) Drwg’s. 5512-DWG-V-IC-
10 Rev 2 (8 shts) Drwg. ETSW05195-3-001
Rev A (Sht 1of 2)

5)	BOG Compressor Knock-out Drum Documents- Ltr. SP-BE-C-125 dated 11/04/05

P&ID M6-24-00720 Rev. 00D
Unilateral C/O SP-BE-013
P&ID M6-24-00720 Rev. 000

6)	LNG Tank Sumps- Ltr. SP-BE-C-164 dated 03/14/06

Drwg. CG-000-00028 Rev. 2

7)	Operations Group Trailer- E mail dated April 12, 2006, re addition of Operations Trailer at SPLNG site

SCHEDULE D-l

CHANGE ORDER FORM

PROJECT NAME: Sabine Pass LNG Receiving, Storage and Regasification Terminal	CHANGE ORDER NUMBER: SP/BE-0033

OWNER: Sabine Pass LNG, L.P.	DATE OF CHANGE ORDER: May 30, 2006

CONTRACTOR: Bechtel Corporation	Bundle of Miscellaneous Changes # 3

DATE OF AGREEMENT: December 18, 2004

Adjustment to Contract Price

The original Contract Price was	$646,936,000
Net change by previously authorized Change Orders (SP-BE-001 to 032)	$81,730,941
The Contract Price prior to this Change Order was	$728,666,941
The Contract Price will be (increased) by this Change Order in the amount of	$4,469,843
The new Contract Price including this Change Order will be	$733,136,784

Adjustment to dates in Project Schedule

The following dates are modified:

The Target Bonus Date will be unchanged (April 3, 2008).

The Target Bonus Date as of the date of this Change Order therefore is 1,095 Days following the NTP.

The Guaranteed Substantial Completion Date will be unchanged (December 20, 2008).

The Guaranteed Substantial Completion Date as of the date of this Change Order therefore is therefore 1,355 Days following NTP.

Adjustment to other Changed Criteria: Not Applicable

Adjustment to Payment Schedule: See attached “Payment Milestone - Bundle Change Order Three (3) - Miscellaneous Changes dated 5/27/06.

Adjustment to Minimum Acceptance Criteria: No Change

Adjustment to Performance Guarantees: No Change

Adjustment to Design Basis: Per attached drawings/revisions.

Other adjustments to liability or obligation of Contractor or Owner under the Agreement: No Change

This Change Order shall constitute a full and final settlement and accord and satisfaction of all effects of the change as described in this Change Order upon the Changed Criteria and shall be deemed to compensate Contractor fully for such change.

SCHEDULE D-l.

CHANGE ORDER FORM

PROJECT NAME: Sabine Pass LNG Receiving, Storage and Regasification Terminal	CHANGE ORDER NUMBER: SP/BE-0033
DATE OF CHANGE ORDER; May 30, 2006

OWNER: Sabine Pass LNG, L.P.	Bundle of Miscellaneous Changes # 3

CONTRACTOR: Bechtel Corporation

DATE OF AGREEMENT: December 18, 2004

Upon execution of this Change Order by Owner and Contractor, tile above-referenced change shall become a valid and binding part of the original Agreement without exception or qualification, unless noted in this Change Order, Except as modified by this and any previously issued Change Orders, all other terms and conditions of the Agreement shall remain in full force and effect This Change Order is executed by each of the Parties’ duly authorized representatives.

/s/ Stan Horton	/s/ C. Asok Kumar
* Charif Souki	Contractor
Chairman

July 6, 2006	C. Asok Kumar
Date of Signing	Name

/s/ Stan Horton	Project Director
* Stan Horton	Title
President & COO Cheniere Energy

July 6, 2006	July 20, 2006
Date of Signing	Date of Signing

/s/ Keith Meyer
* Keith Meyer
President Cheniere LNG

July 5, 2006
Date of Signing

/s/ Ed Lehotsky
* Ed Lehotsky
Owner Representative

June 29, 2006
Date of Signing